Exhibit  10.2


FIRST AMENDMENT
TO
COMDIAL CORPORATION 1992 NON-EMPLOYEE DIRECTORS
STOCK INCENTIVE PLAN


      THIS FIRST AMENDMENT to the Comdial Corporation 1992
Stock Non-Employee Directors Stock Incentive Plan (the
"Plan") is made effective as of January 1, 1995, pursuant to the authority under Section 13 of the Plan for the Board of Directors to amend the Plan.

      Section 7(a)(iii) of the Plan is amended by adding the following at the end:

      "At any time and from time to time, the Board may take specific action by resolution to suspend all or any part of the automatic award of the 10,000 shares of Company
Stock. Any such suspension of all or a part of the automatic award shall continue for all future years until specific action is taken by the Board by resolution to increase, reduce or eliminate the amount of the suspension."

      IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be executed as of March 23, 1995.



                                   COMDIAL CORPORATION



                              By:  /s/ Wayne R. Wilver_____
                                   Wayne R. Wilver
                                   Senior Vice President